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                             SUBSCRIPTION AGREEMENT

Interferon Sciences, Inc.
783 Jersey Avenue
New Brunswick, New Jersey 08901
Fax Number (908) 249-6895
ATTN: Stanley G. Schutzbank

Gentlemen:

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase shares of Common Stock, par value $.01 per share (the "Securities"), of Interferon Sciences, Inc., a Delaware corporation (the "Company"), at a per share purchase price of $___, in the amounts set forth on the Signature Page to this Subscription Agreement (the "Signature Page") and on the terms set forth in the Prospectus dated ___________, 1996 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 33-00845 (the "Registration Statement"), and in this Subscription Agreement.

     The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

     1. Payment; Escrow. The Company and Sunrise Securities Corp. (the "Underwriter") have entered into an Escrow Agreement (the "Escrow Agreement") with Bank of Montreal Trust Company (the "Bank"), and the Bank has established an escrow account (the "Escrow Account"). The Subscriber shall forthwith cause the full amount of the subscription price to be paid by wire transfer to the Escrow Account as follows:

                       Chemical Bank - New York City
                       ABA:  021000128
                       FBO: Bank of Montreal Trust Company
                       Account No. 400-046075
                       Attn:            Amy Roberts
                       Ref:    Interferon
                       Subscriber Name: ____________________

The Subscriber shall (i) include the Subscriber's name in the wire transfer instructions; and (ii) request, from the bank or other financial institution that is originating the transfer, the federal wire number with respect to payment of the subscription price and retain that number for future reference. Upon payment of the subscription price, the Subscriber shall cause the Signature Page, appropriately executed and completed, to be sent via facsimile to Sunrise Securities Corp., Attention: Mr. Preston Tsao, Facsimile No. 212-421-5924. In addition, the entire executed and completed Subscription Agreement should be mailed or otherwise delivered to Sunrise Securities Corp., 919 Third Avenue, 19th Floor, New York, New York 10022, Attention: Mr. Preston Tsao. The subscription price may not be paid by check. If the proceeds of the sale of at least 5,000,000 shares of Common Stock have been deposited in the Escrow Account and the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted subscription agreements for at least 5,000,000 shares
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of Common Stock and that the other conditions for a closing of all or a portion of the shares subject to the Offering have been met, and from time to time thereafter after the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted additional subscription agreements for shares of Common Stock and that the other conditions for a closing of a portion of the shares subject to the Offering have been met, the Escrow Agent will release the subscription price of the Securities to the Company and the Company will promptly mail a certificate therefor to the Subscriber at the address specified on the Signature Page or, if instructed to do so on the Signature Page, deliver such Securities by DTC delivery or pursuant to alternate delivery instructions. Notwithstanding the foregoing, if by ___________, 1996, or such later date, not later than _____________, 1996, to which the offering contemplated by the Prospectus (the "Offering") may be extended by the Underwriter, in its sole discretion, the proceeds of the 5,000,000 shares of Common Stock have not been deposited in the Escrow Account and the Escrow Agent has been notified by the Company and the Underwriter that the Company has not accepted subscription agreements for 5,000,000 shares of Common Stock, the Escrow Agent will not release the subscription price of the Securities to the Company. If the subscription price is not released to the Company, the Escrow Agent will return such funds to the Subscriber, without interest, by mailing a check or by making a wire transfer. Except as otherwise agreed between the Subscriber and the Company, certificates representing the Securities shall not bear any legends restricting transfer.

     2. Irrevocable; Rejection or Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company may, in its sole discretion, accept or reject this Subscription Agreement in whole or in part at any time. If the Company rejects the Subscription Agreement in whole, the Company will promptly cause the Escrow Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement, without interest, by mailing a check or by making a wire transfer. If the Company rejects the Subscription Agreement in part, the Company will promptly cause the Escrow Agent to return the amount paid by the Subscriber in connection with the portion of this Subscription Agreement that is rejected, without interest, by mailing a check or by making a wire transfer. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the Securities upon release of the funds therefor from the Escrow Agent, the Subscriber will not become a holder of the Securities subscribed for hereunder and such Securities will not be considered issued or outstanding.

     3. Prospectus. The Subscriber has received and reviewed the Prospectus.

     4. Capacity; Enforceability. The Subscriber (and with respect to clause (a) below, each signatory executing this Subscription Agreement in a representative or fiduciary capacity on behalf of any Subscriber) represents and warrants that:
(a) if such signatory is executing this Subscription Agreement in a representative or fiduciary capacity, such signatory has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of his principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber (or the person for whom

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he is executing this Subscription Agreement) enforceable against the Subscriber
(or such person) in accordance with its terms.

     5. Miscellaneous. This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or terminations is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

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UPON PAYMENT OF THE SUBSCRIPTION PRICE, THIS PAGE SHOULD BE SENT VIA FACSIMILE
TO SUNRISE SECURITIES CORP., ATTENTION: MR. PRESTON TSAO, FACSIMILE NO. 212-421-5924. PLEASE FOLLOW CAREFULLY ALL OF THE OTHER SUBSCRIPTION INSTRUCTIONS CONTAINED IN PARAGRAPH 1 OF THIS SUBSCRIPTION AGREEMENT.

Number of shares subscribed for:              Total Amount of Payment: $
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                               SIGN AND DATE HERE:

ADDRESS OF SUBSCRIBER:
                                          --------------------------------------
                                               (Print Name of Subscriber)

                                          By:
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             (Street)                                  (Signature)

- -------------------------------------      -------------------------------------
              (City)                             (Print Name of Signatory)

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  (State)                 (Zip Code)             (Print Title of Signatory)

                                                                          , 1995
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  (Taxpayer Identification Number)                       (Date)


DTC DELIVERY INSTRUCTIONS:                 ALTERNATIVE DELIVERY INSTRUCTIONS:


- -------------------------------------
    (Subscriber Account Title)


- -------------------------------------
    (Subscriber Account Number)


- -------------------------------------
    (Broker)


- -------------------------------------
    (Contact Person at Broker)

- -------------------------------------
    (Broker Telephone Number)

- -------------------------------------
    (Broker DTC Number)

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ACCEPTED:  Date:                   , 1995
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INTERFERON SCIENCES, INC.

By:
   ----------------------------------
          Authorized Officer

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